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                                                                   EXHIBIT 99.1

                                 PRESS RELEASE

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  FOR IMMEDIATE RELEASE                     Contact:  James G. Clark
                                                      EVP and CFO
                                                      (858) 793-4151
                                                      jim.clark@edlending.com
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                     DIRECT III MARKETING, INC. ANNOUNCES
                        APPROVAL OF THE NAME CHANGE TO
                         EDUCATION LENDING GROUP, INC.

   San Diego, CA.--May 21, 2002--Direct III Marketing, Inc., (OTCBB:DRCT) following its Annual Meeting, today announced shareholder approval for its name change to Education Lending Group, Inc. This new name more accurately reflects its focus on the student loan industry. In addition to the name change, the shareholders re-elected the existing Board of Directors and approved the proposed amendment to its 1999 Stock Option Plan.

   The company is in the process of amending its Certificate of Incorporation to reflect the name change and filing a Form 8-K reporting the change. As soon as the foregoing is completed, the OTCBB will process the name change and assign a new ticker symbol.

   Education Lending Group, Inc. markets products, services and solutions to the Federal Guaranteed Student Loan Industry. The company is a full service provider of financial aid products to students, parents and schools. This includes, but is not limited to, student financial aid counseling, debt management, loan origination, loan servicing management, and secondary market loan acquisition services.

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   This press release may include forward-looking statements within the meaning of Section 7A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. We have based these forward-looking statements on the Company's current expectations and projections about future events.
These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us and the Company's affiliate companies, that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "would," "expect," "plan," "anticipate," "believe," "estimate," "continue," or the negative of such terms or other similar expressions. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those identified in the Company's Securities and Exchange Commission filings, including the Company's Annual Report on Form 10-KSB, filed on March 29, 2002, and Quarterly Report on Amended Form 10-QSB filed on May 14, 2002. The discussion should be read in conjunction with the Company's Financial
Statements and related Notes thereto included in the Company's Form 10-KSB and Form 10-QSB filings.

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